Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of July 22, 2008 (this “Amendment”), among (i) ONEBEACON U.S. HOLDINGS, INC. (f/k/a FUND AMERICAN COMPANIES, INC.), a Delaware corporation (the “Borrower”), (ii) ONEBEACON INSURANCE GROUP, LTD., a company existing under the laws of Bermuda (the “Parent”), (iii) the undersigned Lenders, and (iv) BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), amends certain provisions of the Credit Agreement, dated as of November 14, 2006 (as amended, the “Credit Agreement”), among the Borrower, the Parent, the Lenders, Bank of America, N.A., as Administrative Agent, Swing Line Lender and the Issuing Lender, and Lehman Brothers Inc., as Syndication Agent.  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

RECITALS

WHEREAS, the Borrower has requested that the undersigned Lenders and the Administrative Agent agree to amend certain of the terms and provisions of the Credit Agreement, as specifically set forth in this Amendment; and

WHEREAS, the undersigned Lenders and the Administrative Agent are prepared to amend the Credit Agreement on the terms, subject to the conditions and in reliance on the representations set forth herein.

NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.              Amendment to Credit Agreement.

(a)           Amendments to Section 1.1 (Defined Terms).  Section 1.1 of the Credit Agreement is hereby amended by inserting the following new paragraph immediately following the last sentence in the definition of “Applicable Margin”:

“Notwithstanding the foregoing, if (x) the Total Consolidated Debt to Total Consolidated Capitalization Ratio of the Parent, as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.2(b) (commencing with the Compliance Certificate delivered pursuant to Section 6.2(b) for the fiscal quarter of the Borrower ending June 30, 2008), exceeds thirty-five percent (35.0%) or (y) a Compliance Certificate is not delivered when due in accordance with Section 6.2(b) (commencing as aforesaid), the Applicable Margin (at any level) shall be increased by an amount equal to 0.425%.  Any increase or decrease in the Applicable Margin pursuant to the preceding sentence shall become effective as of the first Business Day immediately following the date (x) a Compliance Certificate is delivered pursuant to Section 6.2(b) or (y) a Compliance Certificate is required to have been delivered pursuant to Section 6.2(b), as the case may be, and shall remain in effect until, in the case of clause (x), the Applicable

Margin is further adjusted pursuant to the preceding sentence, or, in the case of clause (y), the first Business Day immediately following the date such Compliance Certificate is delivered, provided that the Applicable Margin at such time shall be determined by reference to the Total Consolidated Debt to Total Consolidated Capitalization Ratio of the Parent as set forth in such Compliance Certificate.”

(b)           Amendments to Section 1.1 (Defined Terms).  Section 1.1 of the Credit Agreement is hereby amended by inserting the following new paragraph immediately following the last sentence in the definition of “Facility Fee Rate”:

“Notwithstanding the foregoing, if (x) the Total Consolidated Debt to Total Consolidated Capitalization Ratio of the Parent, as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.2(b) (commencing with the Compliance Certificate delivered pursuant to Section 6.2(b) for the fiscal quarter of the Borrower ending June 30, 2008), exceeds thirty-five percent (35.0%) or (y) a Compliance Certificate is not delivered when due in accordance with Section 6.2(b) (commencing aforesaid), the Facility Fee Rate (at any level) shall be increased by an amount equal to 0.075%.  Any increase or decrease in the Facility Fee Rate pursuant to the preceding sentence shall become effective as of the first Business Day immediately following the date (x) a Compliance Certificate is delivered pursuant to Section 6.2(b) or (y) a Compliance Certificate is required to have been delivered pursuant to Section 6.2(b), as the case may be, and shall remain in effect until, in the case of clause (x), the Facility Fee Rate is further adjusted pursuant to the preceding sentence, or, in the case of clause (y), the first Business Day immediately following the date such Compliance Certificate is delivered, provided that the Facility Fee Rate at such time shall be determined by reference to the Total Consolidated Debt to Total Consolidated Capitalization Ratio of the Parent as set forth in such Compliance Certificate.”

(c)           Amendments to Section 7.1(b) (Maintenance of Total Consolidated Debt to Total Consolidated Capitalization Ratio).  Section 7.1(b) of the Credit Agreement is hereby amended by restating such Section in its entirety as follows:

“(b)         Maintenance of Total Consolidated Debt to Total Consolidated Capitalization Ratio. Parent shall not permit its Total Consolidated Debt to Total Consolidated Capitalization Ratio as of the end of any fiscal quarter to be greater than thirty-seven and one half of one percent (37.5%).”

Section 2.              Conditions Precedent.  This Amendment shall become effective as of the date first written above upon (a) execution hereof by the Borrower, the Parent, the Administrative Agent and the Majority Lenders, and (b) the Administrative Agent’s receipt, for the account of each Lender consenting to this Amendment, a work fee in the amount of $3,000 per such Lender and its Affiliates who are Lenders, which fee shall be deemed fully earned and non-refundable upon receipt thereof.

Section 3.              Continued Validity of Loan Documents.  Except for the amendments to the Credit Agreement set forth in Section 1 hereof, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or

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remedies of the Administrative Agent or any Lender under any of the Loan Documents, nor alter, modify, amend or in any way affect any of the rights, remedies, obligations or any covenants of the Borrower or the Parent contained in any of the other Loan Documents, all of which are ratified and confirmed in all respects and shall continue in full force and effect.

Section 4.              Representations and Warranties.  Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)           Due Execution and Authorization; Legal, Valid and Binding Obligation.  This Amendment has been duly executed and delivered by such Loan Party.  The execution and delivery and performance by such Loan Party of this Amendment is within such Person’s corporate powers and has been duly authorized by all necessary action on its part.  This Amendment, the Credit Agreement as amended hereby and all other Loan Documents to which such Person is a party constitute the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b)           No Legal Bar.  The execution and delivery by such Loan Party of this Amendment and the performance by such Person of this Amendment and the Credit Agreement as amended hereby, will not violate any Requirement of Law or any Contractual Obligation of such Loan Party or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation, except to the extent such violation or Lien could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)           Representations and Warranties in Loan Documents.  All representations and warranties of each Loan Party set forth in the Credit Agreement and in any other Loan Document are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

(d)           No Default.  No Default or Event of Default has occurred and is continuing.

Section 5.              Ratification.  Except as expressly amended or waived hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto, are hereby ratified and confirmed in all respects and shall continue in full force and effect.  The Credit Agreement, together with this Amendment, shall be read and construed as a single agreement.  All references in the Loan Documents to the Credit Agreement or any other Loan Document shall hereafter refer to the Credit Agreement or any other Loan Document as amended hereby.

Section 6.              Counterparts; Integration; Effectiveness.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each

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of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier (or electronic mail (in PDF format)) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 7.              Miscellaneous.  This Amendment constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior understandings or agreements which may have existed with respect thereto.  Except as expressly provided herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Administrative Agent or any Lender under the Credit Agreement or the other Loan Documents, nor alter, modify, amend or in any way affect any of the obligations or covenants contained in the Credit Agreement or any of the other Loan Documents, all of which are ratified and confirmed in all respects and shall continue in full force and effect.  To the extent there is any inconsistency between the terms and provisions of any Loan Document and the terms and provisions of this Amendment, the terms and provisions of this Amendment shall govern.  The headings used in this Amendment are for convenience of reference only and shall not in any way be deemed to limit, define or describe the scope and intent of this Amendment or any provision hereof.  This Amendment shall be binding upon and inure to the benefit of the Administrative Agent, each of the Lenders and each of the Loan Parties, and to each of their respective successors in title and assigns.  This Amendment may not be modified or amended except in a manner permitted by Section 10.1 of the Credit Agreement.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

Section 8.              Costs and Expenses.  Pursuant to Section 10.5 of the Credit Agreement, all reasonable out-of-pocket costs and expenses incurred or sustained by the Administrative Agent in connection with this Amendment, including all Attorney Costs of the Administrative Agent in producing, reproducing and negotiating this Amendment, will be for the account of the Borrower whether or not this Amendment is consummated.

Section 9.              Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY).

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

Borrower:

ONEBEACON U.S. HOLDINGS, INC. (f/k/a Fund American Companies, Inc.)

By:	/s/ Todd Mills
Name: Todd Mills
Title: Treasurer

Parent:

ONEBEACON INSURANCE GROUP, LTD.

By:	/s/ Todd Mills
Name: Todd Mills
Title: Treasurer

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Aamir Saleem
Name: Aamir Saleem
Title: Vice President

BANK OF AMERICA, N.A., as
a Lender, Issuing Lender and Swing Line Lender

By:	/s/ James H. Harper
Name: James H. Harper
Title: Vice President

LEHMAN BROTHERS BANK, FSB, as
a Lender

By:	/s Brian Halbelsen
Name: Brian Halbelsen
Title: Vice President and Credit Officer

THE BANK OF NEW YORK, as
a Lender

By:	/s/ Jeffrey R. Dickson
Name: Jeffrey R. Dickson
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ. LTD., NEW YORK BRANCH, as a Lender

By:	/s/ Scott Schaffer
Name: Scott Schaffer
Title: Authorized Signatory

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Richard Herder
Name: Richard Herder
Title: Managing Director

By:	/s/ Michael Campites
Name: Michael Campites
Title: Vice President

HSBC BANK USA, N.A., as
a Lender

By:	/s/ Jimmy Tse
Name: Jimmy Tse
Title: Vice President

ROYAL BANK OF CANADA, as
a Lender

By:	/s/ Evan Glass
Name: Evan Glass
Title: Authorized Signatory

MELLON BANK, N.A., as
a Lender

By:	/s/ Jeffrey R. Dickson
Name: Jeffrey R. Dickson
Title: Vice President

PNC BANK, as
a Lender

By:	/s/ Edward J. Chidiac
Name: Edward J. Chidiac
Title: Managing Director

THE ROYAL BANK OF SCOTLAND, PLC, as a Lender

By: GREENWICH CAPITAL MARKETS, INC., as agent for The Royal Bank of Scotland plc

By:	/s/ David Howes
Name: David Howes
Title: Vice President

STATE STREET BANK AND TRUST COMPANY, as a Lender

By:	/s/ Edward M. Anderson
Name: Edward M. Anderson
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Thomas W. Doddridge
Name: Thomas W. Doddridge
Title: Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Michelle S. Dagenhart
Name: Michelle S. Dagenhart
Title: Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Mark M. Cisz
Name: Mark M. Cisz
Title: Executive Director